Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

                , 2007

Comverge, Inc.

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

Gentlemen:

We have acted as special counsel for Comverge, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (Registration No. 333-137813) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of                      shares (the “Company Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) by the Company and the offer and sale of an aggregate of                      shares (the “Secondary Shares”) by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) to the underwriters (the “Underwriters”) pursuant to the terms of the underwriting agreement (the “Underwriting Agreement”) to be executed by the Company, Citigroup Incorporated, as Representative of the Underwriters, and the Selling Stockholders.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) statutes including the Delaware General Corporation Law (the “DGCL”), (ii) the Certificate of Incorporation of the Company (the “Charter”), (iii) the form of certain amendments to be filed with respect to the Charter (the “Amended and Restated Charter”), (iv) the Registration Statement; (vi) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the Amended and Restated Charter will be filed with the Secretary of State of the State of Delaware on or prior to the consummation of the offering and will be substantially identical to the form of the Amended and Restated Charter reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications stated herein, we are of the opinion that the Company Shares, when issued and delivered by the Company against payment therefore as described in the Company’s Registration Statement, as amended, relating to the Common Stock, will be duly authorized,

Comverge, Inc.

January         , 2007

validly issued, fully paid and non-assessable, and that the Secondary Shares have been duly and validly issued and are fully paid and non-assessable.

We express no opinion other than as to the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those law). We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

Andrews Kurth LLP